[LOGO OF MAGNA-LAB INC.]

6800 Jericho Turnpike Suite 120W
Syosset, NY 11791
(516) 393 5874

                                                                October 31, 2005

Adv. Zuriel Lavie, Receiver of
Noga Investments in Technologies Ltd.
4, Itamar Ben Avi St.
Tel Aviv, 64736 Israel

Dear Adv. Lavie:

      This letter is being delivered to you pursuant to Section 4(b)(iv) of the Stock Purchase Agreement dated as of June 2005 between Noga Investments in Technologies Ltd. (in receivership) by its Receiver, Zuriel Lavie, and the purchaser party thereto, predecessor in interest to Magna Acquisition LLC.

      For valuable consideration received by us, we hereby release Noga Investments in Technologies Ltd., its Receiver and his attorneys, and its successors and assigns, from any and all actions, causes of action, claims, demands and suits whatsoever which we have or have ever had, or hereafter can, shall or may have, against such persons, for, upon or by reason of any matter, cause or thing whatsoever relating to the 30,772,729 shares of Class A common stock of our company being sold by Noga Investments in Technologies Ltd. pursuant to the above-referenced stock purchase agreement.

                                                  Very truly yours,

                                                  MAGNA-LAB, INC.


                                                  By: /s/ Lawrence A. Minkoff
                                                      --------------------------

                                                  By: Lawrence A. Minkoff, Ph.D.

                                                  Its: Chief Executive Officer